[LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

August 28, 2003

N2H2, Inc.

900 Fourth Avenue, Suite 3600

Seattle, WA 98164

Ladies and Gentlemen:

This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger (the “Agreement”) dated as of July 28, 2003, between Secure Computing Corporation, a Delaware corporation (“Parent”), Nitro Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and N2H2, Inc., a Washington corporation (“Target”), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the “Registration Statement”). Pursuant to the Agreement, Merger Sub will merge with and into Target (the “Merger”), and Target will become a wholly owned subsidiary of Parent.

Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement.

We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

1.	The Agreement;

2.	The Registration Statement;

3.	Representation letters provided to us by Parent and Target; and

4.	Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

A.	Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be

N2H2, Inc.

August 28, 2003

by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and

B.	The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” correctly describes the material federal income tax consequences of the Merger generally applicable to the Target stockholders. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein and in the Registration Statement under the heading “Material United States Federal Income Tax Consequences.”

In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

(1)	This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

(2)	No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

N2N2, Inc.

August 28, 2003

This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “1933 Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP
Orrick, Herrington & Sutcliffe LLP